EXHIBIT 99.1

South Coast Specialty Compounding, Inc. d/b/a Park Compounding

Financial Statements

Years ended December 31, 2014 and 2013

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INDEPENDENT AUDITORS’ REPORT

To the Shareholders

South Coast Specialty Compounding, Inc. d/b/a Park Compounding

We have audited the accompanying balance sheets of South Coast Specialty Compounding, Inc. d/b/a Park Compounding (the “Company”) as of December 31, 2014 and 2013, and the related statements of income, shareholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Coast Specialty Compounding, Inc. d/b/a Park Compounding as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 8 to the financial statements, the Company’s shareholders sold 100% of their shares of common stock subsequent to December 31, 2014. Our opinion is not modified with respect to this matter.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

March 12, 2015

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SOUTH COAST SPECIALTY COMPOUNDING, INC. d/b/a PARK COMPOUNDING

BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$124,713	$713,334
Accounts receivable, net	398,757	239,242
Prepaid expenses and other current assets	-	17,809
Inventories	231,759	254,045
Total current assets	755,229	1,224,430
Furniture and equipment, net	251,470	316,995
TOTAL ASSETS	$1,006,699	$1,541,425
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$268,004	$122,193
Accrued payroll and related liabilities	30,905	50,415
Customer deposits	36,318	69,923
Capital lease obligation	3,549	-
Total current liabilities	338,776	242,531
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common stock, no par value, 1,000,000 shares authorized, 500 shares issued and outstanding at December 31, 2014 and 2013	227,046	227,046
Retained earnings	440,877	1,071,848
TOTAL SHAREHOLDERS’ EQUITY	667,923	1,298,894
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,006,699	$1,541,425

The accompanying notes are an integral part of these financial statements

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SOUTH COAST SPECIALTY COMPOUNDING, INC. d/b/a PARK COMPOUNDING

STATEMENTS OF INCOME

	For the	For the
	Year Ended	Year Ended
	December 31, 2014	December 31, 2013
Sales, net	$4,077,765	$3,790,841
Cost of sales	(2,071,411)	(2,024,454)
Gross profit	2,006,354	1,766,387
Operating expenses:
Selling, general and administrative	1,382,081	1,526,398
Total operating expenses	1,382,081	1,526,398
Operating income	624,273	239,989
Other expense:
Interest expense	(29)	(357)
Total other expense	(29)	(357)
Net income	$624,244	$239,632

The accompanying notes are an integral part of these financial statements

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SOUTH COAST SPECIALTY COMPOUNDING, INC. d/b/a PARK COMPOUNDING

STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended December 31, 2014 and 2013

				Total
	Common Stock		Retained	Shareholders’
	Shares	Amount	Earnings	Equity
Balance at January 1, 2013	500	$227,046	$891,619	$1,118,665
Distributions paid	-	-	(59,403)	(59,403)
Net income	-	-	239,632	239,632
Balance at December 31, 2013	500	227,046	1,071,848	$1,298,894
Distributions paid	-	-	(1,255,215)	(1,255,215)
Net income	-	-	624,244	624,244
Balance at December 31, 2014	500	$227,046	$440,877	$667,923

The accompanying notes are an integral part of these financial statements

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SOUTH COAST COMPOUNDING, INC. d/b/a PARK COMPOUNDING

STATEMENTS OF CASH FLOWS

	For the	For the
	Year Ended	Year Ended
	December 31, 2014	December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$624,244	$239,632
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,760	93,416
Changes in assets and liabilities:
Accounts receivable	(159,515)	(28,763)
Prepaid expenses and other current assets	17,809	506
Inventories	22,286	(45,469)
Accounts payable and accrued expenses	145,811	(9,183)
Accrued payroll and related liabilities	(19,510)	7,588
Customer deposits	(33,605)	63,886
NET CASH PROVIDED BY OPERATING ACTIVITIES	705,280	321,613
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment	(37,991)	(78,868)
NET CASH USED IN INVESTING ACTIVITIES	(37,991)	(78,868)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to shareholders	(1,255,215)	(59,403)
Payments on capital lease obligation	(695)	-
NET CASH USED IN FINANCING ACTIVITIES	(1,255,910)	(59,403)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(588,621)	183,342
CASH AND CASH EQUIVALENTS, beginning of year	713,334	529,992
CASH AND CASH EQUIVALENTS, end of year	$124,713	$713,334
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$29	$357
Cash paid for income taxes	$800	$800
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of equipment with capital lease	$4,244	$-

The accompanying notes are an integral part of these financial statements

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SOUTH COAST SPECIALTY COMPOUNDING, INC. d/b/a PARK COMPOUNDING

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended December 31, 2014 and 2013

NOTE 1. OVERVIEW, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company and Background

South Coast Specialty Compounding, Inc. d/b/a Park Compounding (“Park” or the “Company”) is a California corporation which for tax purposes has made an election under subchapter S of the Internal Revenue Code of 1986, as amended, and organized on March 20, 2002. The Company is a provider of customized sterile and non-sterile compounded pharmaceuticals located in Irvine, California.

Basis of Presentation

The Company’s financial statements have been prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

California S-Corporation Operating Agreement

As a subchapter S corporation, each shareholders’ liability is limited to the capital invested. Allocation of profits, losses and distributions is in accordance with the ownership amounts. The Company passes its corporate income/loss onto the shareholders for federal and California state income tax purposes. Consequently, federal and state income taxes are not payable by the Company. The Company’s net income or loss is allocated among the shareholders in accordance with the ownership amounts of the Company and shareholders are taxed individually on their share of the Company’s earnings.

Revenue Recognition and Deferred Revenue

The Company recognizes revenues when all of the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

Determination of criteria (3) and (4) will be based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

The Company recognizes revenue from prescriptions dispensed on an accrual basis when the product is shipped to or picked up by the customer. Payments are received directly from the customer at the point of sale, or the customers’ insurance provider is billed electronically. For third party providers (e.g. insurance companies and governmental agencies), contractual adjustments are recorded based on the expected amount to be collected from the third party providers.

Third Party Billing and Collection Agreements

The Company has entered into two separate billing and collection agreements with certain third parties to assist in the billing and collection of workers’ compensation claims. One of the agreements began in December 2011 and ended in October 2014. Under the terms of the agreement, the Company was obligated to pay a fixed fee to the third party based on 55% of the amounts billed and collected under the workers’ compensation claims. The Company accrues for such fees in accounts payable and accrued expenses in the accompanying balance sheets. Total billing and collection management expense under this agreement for the years ended December 31, 2014 and 2013 was $348,210 and $282,852, respectively, and is included in selling, general and administrative expenses in the accompanying statements of income. The amount due under this agreement as of December 31, 2014 and 2013 is $150,720 and $103,118, respectively.

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The second agreement was entered into in October 2014. Under the terms of the agreement, the Company is obligated to pay a fee to the third party based on cash collections ranging from 25% to 40% on workers’ compensation claims. The fee is due and payable upon collection of the total billings by the Company on workers’ compensation claims and the Company accrues for such fees in accounts payable and accrued expenses in the accompanying balance sheets. Total billing and collection management expense under this agreement for the year ended December 31, 2014 was $6,274 and is included in selling, general and administrative expenses in the accompanying statement of income. The amount due under this agreement as of December 31, 2014 is $6,274.

Cost of Sales

Cost of sales includes direct and indirect costs to manufacture formulations and product sold, including packaging, storage, shipping and handling costs and the write-off of obsolete inventory.

Concentrations of Credit Risk

The Company places its cash with financial institutions deemed by management to be of high credit quality. The Federal Deposit Insurance Corporation (“FDIC”) provides basic deposit coverage with limits to $250,000 per owner. At December 31, 2014 and 2013, the Company had $177,403 and $344,232, respectively, in excess of FDIC limits.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

Accounts Receivable

Accounts receivable are stated net of allowances for doubtful accounts and contractual adjustments. The accounts receivable balance primarily includes amounts due from customers invoiced but for which payment has not been received and from third party providers (e.g., insurance companies and governmental agencies). Charges to bad debt are based on both historical write-offs and specifically identified receivables. Contractual adjustments are determined by the amount expected to be collected from third party providers. Accounts receivable are presented net of allowances for doubtful accounts and contractual adjustments in the amount of $146,787 and $0 as of December 31, 2014 and 2013, respectively.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out (“FIFO”) basis. The Company evaluates the carrying value of inventories on a regular basis, based on the price expected to be obtained for products in their respective markets compared with historical cost. Write-downs of inventories are considered to be permanent reductions in the cost basis of inventories.

The Company also regularly evaluates its inventories for excess quantities and obsolescence (expiration), taking into account such factors as historical and anticipated future sales or use in production compared to quantities on hand and the remaining shelf life of products and active pharmaceutical ingredients on hand. The Company establishes reserves for excess and obsolete inventories as required based on its analyses.

Furniture and Equipment

Furniture and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized over the estimated useful life or remaining lease term, whichever is shorter. Computer software and hardware, and furniture and equipment are depreciated over three to five years.

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Fair Value Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

●	Level 1: Applies to assets or liabilities for which there are quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

●	Level 2: Applies to assets or liabilities for which there are significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

●	Level 3: Applies to assets or liabilities for which there are significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, Level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

At December 31, 2014 and 2013, the Company did not have any financial assets or liabilities which are measured at fair value on a recurring basis. The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, accrued payroll and related liabilities, customer deposits, and a capital lease obligation. The carrying amount of these financial instruments, approximates fair value due to the short-term maturities of these instruments. Based on borrowing rates currently available to the Company, the carrying value of the capital lease obligation approximates fair value.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by management include, among other things, provisions for uncollectible accounts receivable and contractual adjustments, realizability of inventories, and recoverability of long-lived assets.

NOTE 2. INVENTORIES

Inventories are comprised of over-the-counter (“OTC”) retail pharmacy products, commercial pharmaceutical products, related laboratory supplies and active pharmaceutical ingredients. The composition of inventories as of December 31, 2014 and 2013 are as follows:

	December 31, 2014	December 31, 2013
“OTC” retail	$8,852	$9,703
Raw materials	195,217	213,989
Finished goods	27,690	30,353
Inventories	$231,759	$254,045

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NOTE 3. FURNITURE AND EQUIPMENT

Furniture and equipment as of December 31, 2014 and 2013 are as follows:

	December 31, 2014	December 31, 2013
Furniture and equipment, net:
Equipment	$221,462	$179,227
Furniture and equipment	67,454	67,454
Leasehold improvements	395,637	395,637
	684,553	642,318
Accumulated depreciation and amortization	(433,083)	(325,323)
	$251,470	$316,995

Depreciation and amortization expense for the years ended December 31, 2014 and 2013 were $107,760 and $93,416, respectively.

NOTE 4. SHAREHOLDERS’ EQUITY

At December 31, 2014 and 2013, the Company had 1,000,000 shares of common stock, no par value, authorized and 500 shares issued and outstanding.

Distributions to the shareholders during the years ended December 31, 2014 and 2013 totaled $1,255,215 and $59,403, respectively.

NOTE 5. EMPLOYEE SAVINGS PLAN

The Company has established an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code, effective January 1, 2014. The plan allows participating employees to deposit into tax deferred investment accounts up to 100% of their salary, subject to annual limits. The Company contributed approximately $22,000 to the plan during the year ended December 31, 2014.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Capital Lease

The Company leases equipment under a capital lease with an interest rate of 4.25% per annum. At December 31, 2014, future payments under this capital lease are as follows:

2015	$3,619
Total minimum lease payments	3,619
Less amount representing interest	(70)
Capital lease obligation	$3,549

The value of the equipment under capital lease as of December 31, 2014 was $4,244, with related accumulated depreciation of $70.

Operating Lease – Related Party

During 2014 and 2013, the Company leased its pharmacy space from its shareholders. As of January 1, 2015, the Company entered into a lease agreement with an entity affiliated with and controlled by its shareholders (see Note 8).

Rent expense for the years ended December 31, 2014 and 2013 was approximately $61,000 and $97,000, respectively. The following represents future annual minimum lease payments, including lease payments related to a lease agreement entered into in January 2015 (see Note 8), as of December 31, 2014:

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2015	$117,450
2016	121,104
2017	124,758
2018	128,412
2019	132,066
Thereafter	136,242
Future minimum lease payments	$760,032

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. The Company has agreed to indemnify the shareholders to the maximum extent permitted under the laws of the State of California. The Company indemnifies its lessor in connection with its facility lease for certain claims arising from the use of the facility. The indemnifications do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnifications in the accompanying balance sheets.

Legal

In the ordinary course of business, the Company may face various claims brought by third parties (including customers and state pharmacy boards) and the Company may, from time to time, make claims or take legal actions to assert the Company’s rights, including intellectual property rights, contractual disputes and other commercial disputes. Any of these claims could subject the Company to litigation. Management believes the outcomes of any currently pending claims will not likely have a material effect on the Company’s financial position and results of operations.

NOTE 7. SEGMENT INFORMATION

The Company operates the business on the basis of a single reportable segment, which is the business of providing sterile and non-sterile pharmaceutical compounding services. The Company’s chief operating decision-maker is the Pharmacist-in-Charge, who evaluates the Company as a single operating segment.

The Company categorizes revenues by geographic area based on selling location. All operations are currently located in the United States; therefore, net sales for 2014 and 2013 are attributed to the United States. All long-lived assets at December 31, 2014 and 2013 are located in the United States.

The Company sells its compounded formulations to a large number of customers. Less than 10% of the Company’s net sales were derived from a single customer for the years ended December 31, 2014 and 2013.

The Company received its active pharmaceutical ingredients from two main suppliers in 2014 and three main suppliers in 2013. These suppliers accounted for 62% and 58% of drug and chemical purchases during the years ended December 31, 2014 and 2013, respectively.

NOTE 8. SUBSEQUENT EVENTS

The Company has performed an evaluation of events occurring subsequent to December 31, 2014 through March 12, 2015, the date of the issuance of these financial statements. Based on its evaluation, nothing other than the events described below need to be disclosed.

On January 1, 2015, Imprimis Pharmaceuticals, Inc. (“Imprimis”) completed the acquisition of all of the outstanding capital stock of the Company from its shareholders, Dennis Saadeh and Tina Sulic-Saadeh (the “Sellers,” and such transaction, the “Acquisition”), pursuant to a Stock Purchase Agreement, dated November 26, 2014, by and among the Company, the Sellers, Imprimis and the Seller Representative (as defined therein) (the “Purchase Agreement”).

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On January 1, 2015 (the “Closing Date”), in connection with the closing of the Acquisition (the “Closing”), Imprimis paid to the Sellers an aggregate cash purchase price of $3,000,000, net of fees and expenses, subject to adjustment based on the final calculation of the Company’s working capital and certain other financial information, and issued to the Sellers 63,525 shares of its common stock valued at $500,000 based on the average closing price of the common stock for the ten (10) trading days preceding the Closing. In addition, Imprimis is obligated to make twelve (12) quarterly cash payments collectively to the Sellers of $53,125 each over the three years following the Closing, totaling $637,500. The Sellers have the option to receive the last six (6) of such quarterly payments, totaling up to an aggregate of $318,750, in the form of 6,749 shares of Imprimis’ common stock for each such payment.

In connection with the Acquisition, on January 1, 2015, Park and an entity affiliated with and controlled by the Sellers entered into a commercial lease agreement, for the lease of certain premises to Park of approximately 4,500 square feet of lab and office space. The monthly rent amount is $9,788 and includes annual increases of approximately 3%.

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